UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2020

Cigna Corp
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38769 (Commission File Number)	82-4991898 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(860) 226-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	CI	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

On March 4, 2020, Cigna Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named in Schedule I thereto, with respect to the issuance and sale by the Company of $1.5 billion in aggregate principal amount of its 2.400% Senior Notes due 2030 (the “2030 Notes”), $750 million in aggregate principal amount of its 3.200% Senior Notes due 2040 (the “2040 Notes”) and $1.25 billion in aggregate principal amount of its 3.400% Senior Notes due 2050 (together with the 2030 Notes and the 2040 Notes, the “Notes”). The Notes are being offered and sold pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-236877).

The Company intends to use the net proceeds from this $3.5 billion offering, together with cash on hand and/or borrowings under its commercial paper facility, to redeem, tender or otherwise retire a similar principal amount of existing indebtedness maturing between 2021 and 2023 and to pay accrued and unpaid interest and related expenses associated therewith.  Specifically, the Company intends to use the proceeds to pay the consideration for the announced tender offers for up to $1.45 billion in aggregate principal amount of outstanding notes with maturities in 2022 and 2023 and to redeem approximately $2.05 billion in aggregate principal amount of outstanding notes with maturities in 2021.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties, and termination provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(d)                    Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of March 4, 2020, by and among Cigna Corporation and BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION
Date: March 5, 2020	By:	/s/ Eric P. Palmer
Eric P. Palmer
Executive Vice President and Chief Financial Officer